UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2015

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

ZIOPHARM Oncology, Inc., or the Company, held its annual meeting of stockholders on June 17, 2015, at which all proposals brought before the meeting and requiring approval were approved by the requisite vote. The votes with respect to each proposal are set forth below.

(i) The stockholders elected five directors to serve as members of the Company’s board of directors until the next annual meeting of the stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sir Murray Brennan, M.D., GNZM	49,892,156	725,333	48,906,938
James A. Cannon	50,095,710	521,779	48,906,938
Senator Wyche Fowler, Jr.	49,890,410	727,079	48,906,938
Randal J. Kirk	49,898,701	718,788	48,906,938
Michael Weiser, M.D., Ph.D.	50,108,280	509,209	48,906,938

(ii) The stockholders ratified the appointment of McGladrey LLP as the independent registered public accounting firm of the Company for 2015. There were 99,140,197 votes cast for the proposal; 246,223 votes were cast against the proposal; 138,007 votes abstained; and there were no broker non-votes.

(iii) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 annual meeting. There were 49,285,721 votes cast for the proposal; 873,763 votes were cast against the proposal; 458,005 votes abstained; and there were 48,906,938 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: June 19, 2015	Name:	Kevin G. Lafond
	Title:	Vice President, Chief Accounting Officer and Treasurer